SHARE PURCHASE AND GENERAL RELEASE AGREEMENT

This Share Purchase and General Release Agreement (“Agreement”) is entered into by and between Peter Taddeo (the “Investor”) and Biotech Products Services and Research, Inc., a Nevada corporation (“BPSR” or the “Company”), and Mint Organics, Inc., a Florida corporation and subsidiary of BPSR (“Mint Organics” and together with BPSR, the “Company Entities”). Investor and each of the individual Company Entities are sometimes referred to herein as a “Party” and collectively as the “Parties”. This Agreement is effective on the date this Agreement has been executed by all the Parties (the “Effective Date”).

WHEREAS, pursuant to that certain Participation Agreement, dated January 27, 2017 (the “Participation Agreement”), between BPSR and the Investor, the Investor purchased 150 shares of Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), of Mint Organics and a warrant exercisable for up to 150,000 shares of BPSR common stock for $0.15 per share from the date of issuance until the third anniversary of the date of issuance (the “Warrant”) for an aggregate purchase price or $150,000;

WHEREAS, the Parties desire to enter into this Agreement whereby BPSR shall purchase the Investor’s Series A Preferred Stock pursuant to the terms and conditions set forth herein;

WHEREAS, the Parties also desire to enter into this Agreement for the purpose of resolving any and all obligations and/or differences, which the Company Entities or Investor now have or in the future may have with respect to each other, and to settle and resolve forever any and all alleged claims arising out of any Investor’s investment in the Company Entities;

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration set forth in this Agreement, the receipt of which is acknowledged, Investor and the Company Entities agree as follows:

ARTICLE I

SHARE PURCHASE AGREEMENT

Section 1.01 Purchase of Shares. Subject to the terms and conditions set forth herein, on the Effective Date of this Agreement, BPSR shall purchase from Investor, and Investor shall sell to BPSR, Investor’s 150 shares (the “Shares”) of Series A Preferred Stock (the “Share Purchase”) for an aggregate purchase price of $40,000 (the “Purchase Price”). The Purchase Price shall be paid as follows; (a) $25,000 upon execution of this Agreement (“Initial Payment Amount”), but no later than 3 days from the Effective Date, and $15,000 to be paid to Investor no later than 45 days from the effective date of this Agreement (“Future Payment Amount”). All payments made to the Investor in connection with the Purchase Price will be made by wire transfer of immediately available funds to an account of the Investor designated in writing by the Investor to BPSR. Immediately upon receipt of the Initial Payment Amount in full by Investor, Investor shall deliver to BPSR one or more stock certificates evidencing the Shares, free and clear of all Encumbrances (as defined herein), duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank (the “Transaction Documents”).

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.01 Representations, Warranties and Covenants of the Company Entities. The Company Entities represent, warrant and covenant to the Investor the following:

(a) Due Organization; Good Standing. They are duly incorporated, validly existing and in good standing under the laws of the state of their respective incorporation and have full corporate power and authority to enter into this Agreement, to carry out their obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by them of this Agreement, the performance by them of their obligations hereunder and the consummation by them of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of such entities. This Agreement has been duly executed and delivered by their respective board of directors, and (assuming due authorization, execution and delivery by Investor ) this Agreement constitutes a legal, valid and binding obligation, enforceable against them in accordance with its terms.

(b) No Conflicts; Consents. The execution, delivery and performance by the Company Entities of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not require the consent, notice or other action by any person under any Contract to which any of the Company Entities is a party. No consent, approval, permit, governmental order, declaration or filing with, or notice to, any governmental authority is required by or with respect to Investor in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby.

(c) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any the Company Entities.

Section 2.02 Representations and Warranties of the Investor.

(a) Authority of Investor. Investor has full power and authority to enter into this Agreement and the other Transaction Documents to which Investor is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Investor , and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a legal, valid and binding obligation of Investor enforceable against Investor in accordance with its terms. When each other Transaction Document to which Investor is or will be a party has been duly executed and delivered by Investor (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Investor enforceable against it in accordance with its terms.

(b) The Shares are owned of record and beneficially by Investor, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (“Encumbrances”).

(c) No Conflicts; Consents. The execution, delivery and performance by Investor of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not require the consent, notice or other action by any Person under any Contract to which Investor is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Investor in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

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(d) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Investor.

ARTICLE III

RELEASE OF CLAIMS

Section 3.01 Release of Company Group by Investor. Upon the full payment of the Purchase Price to Investor in accordance with the terms herein, Investor, for himself, his heirs, executors, administrators and assigns (the “Investor Releasees”), shall RELEASE, ACQUIT AND FOREVER DISCHARGE the Company Entities and their predecessors, successors, assigns, divisions, subsidiaries parents, and affiliates (the “Company Group”), and each and all former, present and future officers, directors, shareholders, members, investors, agents, and representatives of any member of the Company Group (all of whom are hereinafter collectively referred to as “Releasees”) from any and all claims, demands and causes of action of any kind or character, whether known or unknown, which Investor ever had, now has or may hereafter have against any of Releasees, arising out of any act, omission, transaction or event occurring prior to or as of the Closing Date, including, without limitation, those related to Investor’s investment into the Company Entities (the “Company Release”). Without limiting the generality of the foregoing, it is understood and agreed that this release shall constitute and includes a release by Investor Releasees from any and all claims, grievances, demands, charges, liabilities, obligations, actions, causes of action, damages, costs, losses of services, expenses, and compensation of any nature whatsoever, whether based on tort, contract or other theory of recovery, on account of, or in any way growing out of Investor’s involvement with or separation from the Company Entities. Should the Company Entities breach any of their obligations under this Agreement, including payments of the Purchase Price amounts as described herein, this release is void.

Section 3.02 Waiver. The Investor hereby acknowledges and agrees that the Company Release shall constitute a general release against Releasees, and the Investor, for itself, himself, is heirs, executors, administrators and assigns, shall hereby expressly waive and assume the risk of any and all claims for damages against any of Releasees that exist as of the date of this Agreement but of which he does not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect his decision to enter into this Agreement. Investor further hereby agrees that will be accepting the payments provided herein as a full and complete compromise of any and all matters involving disputed issues of law and fact against Releasees, and that he will assume the risk that the facts or law may be otherwise than he believes.

Section 3.03 Non-Disparagement Agreement.

(a) The Investor hereby acknowledges and agrees that he has not, and will not, subsequent to the presentation and execution of this Agreement, verbally or in writing, defame, disparage, deprecate, discredit, vilify, or make any statements to any third parties that in any way may be considered harmful or negatively impact the Company Entities and their Investor officers, directors or employees.

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(b) The Company Entities hereby acknowledge and agree that they and any of their Investor officers and directors have not, and will not, subsequent to the presentation and execution of this Agreement, verbally or in writing, defame, disparage, deprecate, discredit, vilify, or make any statements to any third parties that in any way may be considered harmful or negatively impact the Investor.

ARTICLE IV

MISCELLANEOUS

Section 4.01 Termination. This Agreement shall be terminated immediately upon BPSR’s failure to make any of the Purchase Price payments within the deadlines prescribed in this Agreement. Upon termination, all further obligations of the parties under this Agreement shall terminate without liability of any party to the other parties to this Agreement, except that no such termination shall relieve any party from liability for any fraud or willful breach of this Agreement. If this Agreement is terminated due to BPSR’s failure to make any of the required Purchase Price payments, then the Investor shall retain ownership of the Shares to provide for conversion as described below, and BPSR shall have no rights to purchase the Shares, despite having already paid any amounts associated with the Purchase Price.

Upon such time that BPSR does not make and payments of the Purchase Price as required, then the Investor, immediately upon the effective termination of this Agreement, shall have been deemed to have provided notice to BPSR to convert the Shares in accordance with the terms of the Shares, and which BPSR agrees that any notice provision period for the conversion of the Shares will be automatically extended to the extent necessary so that the Investor’s right to provide the above notice complies with the terms of the Shares. BPSR shall immediately deliver a certificate or confirmation from the transfer agent of BPSR’s Common Stock evidencing the shares of BPSR Common Stock issued in the name of the Investor. The applicable conversion price of the Shares shall be determined based on the average closing price of BPSR stock for the previous 10 trading days ending on the 45th days from the Effective Date.

Rule 144. In the event BPSR converts the Shares into BPSR common stock as a result of termination, BPSR, based on its reasonable judgment, financial condition and best efforts, shall seek to remain and/or regain in compliance with the public reporting requirements of the U.S. Securities and Exchange Commission (“SEC”). BPSR shall further provide any reasonable customary information requested by Investor or his brokerage firm in connection with Investor’s ownership of the BPSR common stock, and obtain a legal opinion requested in connection with Investor’s efforts to sell such shares under Rule 144 of the Securities Act or successor rule(s); provided that, Investor provides BPSR and its legal counsel with the necessary documentation needed to render a legal opinion in connection with Rule 144 and BPSR and/or Investor have met the required conditions for such opinion to be issued.

Section 4.02 Standstill Agreement. Investor agrees that during the term of this Agreement, the Investor will not be entitled to request BPSR to convert or purchase the Shares nor make any legal claim or threaten to make a legal claim against any member of the Company Group. All prior notices for conversion of the Shares provided by Investor to BPSR shall be withdrawn.

Section 4.03 No Admission of Liability. Neither the execution of this Agreement, nor the performance of the consideration given for this Agreement, shall constitute nor be deemed to be an admission of liability on the part of any Party hereto, all of which is expressly denied.

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Section 4.04 Acknowledgments. Investor acknowledges that he is fully informed as to the terms, contents, conditions and effects of this Agreement and that, in executing this Agreement, he does not rely and has not relied upon any representation (oral or written) or statement made by the Company, any of its officers or directors or its attorneys, including, but not limited to, any representation or statement with regard to the subject matter, basis, or effect of this Agreement. Investor further acknowledges the following:

(a) he has been advised to consult with an attorney of his choosing prior to executing this Agreement;

(b) he is over the age of eighteen (18) years, of sound mind and otherwise competent to execute this Agreement; and

(c) he is entering into this Agreement knowingly and voluntarily and without any undue influence or pressures.

Section 4.05 Attorneys’ Fees. The Parties acknowledge that any violation or threatened violation of any of the provisions of this Agreement would constitute a material breach of this Agreement and that the prevailing Party shall be entitled to compensatory damages, attorneys’ fees, costs, and such other and further relief to which the prevailing Party may show itself justly entitled.

Section 4.06 Expenses. All costs and expenses incurred in connection with this Agreement and each other agreement, document, and instrument contemplated by this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 4.07 Further Assurances. Each of the Parties hereto shall execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

Section 4.08 Public Announcements. Unless otherwise required by applicable law (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party and the parties shall cooperate as to the timing and contents of any such announcement.

Section 4.09 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder (each, a “Notice”) shall be in writing and addressed to the parties at the addresses set forth on the signature page of this Agreement (or to such other address that may be designated by the receiving party from time to time in accordance with this Section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), facsimile or email (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage pre-paid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving party, and (b) if the party giving the Notice has complied with the requirements of this Section.

Section 4.10 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes,” and “including” are deemed to be followed by the words “without limitation;” (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to sections, schedules, and exhibits mean the sections of, and schedules and exhibits attached to, this Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The schedules and exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

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Section 4.11 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 4.12 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 4.13 Entire Agreement. This Agreement any other documents incorporated herein by reference constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter

Section 4.14 Amendment and Modification. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto.

Section 4.15 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

Section 4.16 Assignment. Neither party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned, or delayed. Any purported assignment or delegation in violation of this Section shall be null and void. No assignment or delegation shall relieve the assigning or delegating party of any of its obligations hereunder.

Section 4.17 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 4.18 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

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Section 4.19 Governing Law. All matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction).

Section 4.20 Submission to Jurisdiction. Any legal suit, action, or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or shall be instituted in the federal courts of the United States of America or the courts of the State of Florida in each case located in the City of Miami, and County of Miami-Dade, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding. The parties irrevocably and unconditionally waive any objection to venue of any suit, action, or proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

Section 4.21 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 4.22 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 4.23 Force Majeure. No party shall be liable or responsible to the other party, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement (except for any obligations to make payments to the other party hereunder), when and to the extent such failure or delay is caused by or results from acts beyond the affected party’s reasonable control, including, without limitation: (a) acts of God; (b) flood, fire, earthquake, or explosion; (c) war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, riot, or other civil unrest; (d) government order or law; (e) actions, embargoes, or blockades in effect on or after the date of this Agreement; (f) action by any governmental authority; and (g) national or regional emergency. The party suffering a Force Majeure Event shall give notice within 3 days of the Force Majeure Event to the other party, stating the period of time the occurrence is expected to continue and shall use diligent efforts to end the failure or delay and ensure the effects of such Force Majeure Event are minimized.

Section 4.24 Business Days. If any date on which a party is required to make a payment or a delivery pursuant to the terms hereof is not a Business Day, then such party shall make such payment or delivery on the next succeeding Business Day.

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IN WITNESS WHEREOF, the Parties have executed this Agreement intending to be fully legally bound.

BIOTECH PRODUCTS SERVICES AND RESEARCH, INC.

Date: April 6, 2018	By:	/s/ Albert Mitrani
	Name:	Albert Mitrani
	Title:	Chief Executive Officer

MINT ORGANICS, INC.

Date: April 6, 2018	By:	/s/ Ian Bothwell
	Name:	Ian Bothwell
	Title:	Chief Financial Officer

Date: April 6, 2018	By:	/s/ Peter Taddeo
PETER TADDEO

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